UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Fulton Market, Suite 200, Chicago, Illinois 60607

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
2.375% Notes due 2021	MDLZ21	The Nasdaq Stock Market LLC
1.000% Notes due 2022	MDLZ22	The Nasdaq Stock Market LLC
1.625% Notes due 2023	MDLZ23	The Nasdaq Stock Market LLC
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental financial information related to the retrospective impact on such financial information due to (1) a change in accounting principle following the exchange of our ownership in Jacobs Douwe Egberts (“JDE”) for an equity interest in JDE Peet’s N.V. and (2) our sale of approximately 6.8 million Keurig Dr Pepper Inc. shares in a secondary offering we participated in on March 4, 2020. In connection with the JDE exchange, we changed our accounting principle to reflect our share of JDE’s historical and JDE Peet’s N.V.’s ongoing earnings on a one-quarter lag basis, although we continue to record dividends when cash is received.

Change to our Historical Financial Results in connection with JDE Peet’s Offering

As previously disclosed in our Form 8-K filed June 2, 2020, JDE Peet’s B.V. (renamed JDE Peet’s N.V. immediately prior to Settlement (as defined below), “JDE Peet’s”) announced on May 19, 2020 its intention to launch an offering of its ordinary shares (the “offering”) and to apply for admission to listing and trading of all of its ordinary shares on Euronext Amsterdam, a regulated market operated by Euronext Amsterdam N.V. (the “admission”). On May 26, 2020, JDE Peet’s published a prospectus in connection with the offering and the admission. On May 29, 2020, JDE Peet’s announced the final pricing terms of the offering, and JDE Peet’s and the selling shareholders, including us, agreed to sell at a price of €31.50 per ordinary share a total of approximately 82.1 million ordinary shares, including ordinary shares subject to an over-allotment option. The ordinary shares were listed and first traded on May 29, 2020, and payment for, and delivery of, the ordinary shares sold in the offering (excluding ordinary shares subject to the over-allotment option) took place on June 2, 2020 (“Settlement”).

Prior to Settlement, we exchanged our 26.4% ownership interest in JDE for a 26.5% equity interest in JDE Peet’s. We did not invest new capital in connection with the transaction. Upon Settlement, we sold approximately 9.7 million of our ordinary shares in JDE Peet’s to buyers in the offering for gross proceeds of €304 million ($343 million). We subsequently sold approximately 1.4 million additional shares and received gross proceeds of €46 million ($51 million) upon exercise of the over-allotment option. Following Settlement and the exercise of the over-allotment option, we hold 22.9% equity interest in JDE Peet’s.

As was the case in our ownership interest in JDE, we have significant influence with respect to JDE Peet’s, and we will continue to account for our investment in JDE Peet’s under the equity method, resulting in recognizing our share of JDE Peet’s earnings within our earnings and our share of JDE Peet’s dividends within our cash flows. In connection with this transaction, we changed our accounting principle to reflect our share of JDE’s historical and JDE Peet’s ongoing earnings on a one-quarter lag basis, although we continue to record dividends when cash is received. We determined a lag was preferable as it enables us to continue to report our quarterly and annual results on a timely basis, while recording our share in JDE Peet’s ongoing results after JDE Peet’s has publicly reported its results. This change in accounting principle was applied retrospectively to all periods. This change in accounting principle has resulted in recasting our historical financial results for reported equity method investment net earnings, net earnings and earnings per share (“EPS”) as well as for our non-GAAP financial results for Adjusted EPS.

Change to our Historical Non-GAAP Financial Results in connection with our Participation in Keurig Dr Pepper’s Secondary Share Offering

In addition to the above transaction, on March 4, 2020, we participated in a secondary offering of Keurig Dr Pepper Inc. (“KDP”) shares and sold approximately 6.8 million shares, which reduced our ownership interest by 0.5% to 13.1% of the total outstanding shares. We received $185 million of proceeds and recorded a pre-tax gain of $71 million (or $54 million after-tax) during the three months ended March 31, 2020. We continue to retain significant influence. However, we consider the 0.5% ownership reduction a partial divestiture of our equity method investment in KDP. Therefore, we will remove the equity method investment net earnings results of this divested portion of our ownership from our non-GAAP financial results for Adjusted EPS going forward and for all historical periods presented. Our U.S. GAAP results, which include our equity method investment net earnings from KDP, will not change and will continue to include the results of the divested operations through the divestiture closing date noted above.

Recast Amounts Reflecting Changes in Historical Results

The changes described above do not affect our previously reported consolidated net revenues, gross profit or operating income, nor do they affect our non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit or Adjusted

Operating Income, for any period. This supplemental disclosure does not amend any disclosure contained in any of our prior SEC filings. See the chart below and Exhibit 99.1 for the recast unaudited GAAP and non-GAAP financial information for the first quarter of 2020, all quarters of 2019 and 2018 and for the years ended December 31, 2019 and 2018.

Mondelēz International, Inc. and Subsidiaries

Recast Amounts Reflecting Changes in Historical Results

(in millions of U.S. dollars, except per share data)

(Unaudited)

	2018	2019	2018				2019				2020
	FY	FY	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Recast (GAAP)
Equity method investment net earnings	$484	$501	$229	$88	$84	$83	$166	$109	$114	$112	$121
Provision for income taxes	$773	$2	$337	$15	$310	$111	$189	$216	$(633)	$230	$148
Net earnings attributable to Mondelēz International	$3,317	$3,929	$1,043	$319	$1,198	$757	$967	$803	$1,426	$733	$736
Diluted earnings per share attributable to Mondelēz International	$2.23	$2.69	$0.69	$0.21	$0.81	$0.51	$0.66	$0.55	$0.98	$0.50	$0.51

Recast Adjusted (Non-GAAP)
Equity method investment net earnings	$439	$551	$129	$96	$92	$122	$182	$119	$125	$125	$127
Provision for income taxes	$859	$878	$224	$207	$182	$246	$203	$220	$174	$281	$203
Net earnings attributable to Mondelēz International	$3,542	$3,650	$945	$822	$911	$864	$1,000	$822	$936	$892	$971
Diluted earnings per share attributable to Mondelēz International	$2.38	$2.50	$0.63	$0.55	$0.62	$0.59	$0.68	$0.56	$0.64	$0.61	$0.67

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our recast reported equity method investment net earnings, net earnings and EPS and our non-GAAP financial results for Adjusted EPS after this change in accounting principle and increase in divested operations for the first quarter of 2020, all quarters of 2019 and 2018 and for the years ended December 31, 2019 and 2018.

•	Schedule 1 demonstrates the change in our accounting principle to reflect our share of JDE’s historical and JDE Peet’s ongoing earnings on a one-quarter lag basis and its impact on net earnings and diluted earnings per share attributable to Mondelēz International.

•	Schedule 2 provides reconciliations of the differences between these recast adjusted (non-GAAP) financial measures and their most directly comparable recast (GAAP) financial measures. Equity method investment net earnings and Provision for income taxes are components used to calculate net earnings and diluted earnings per share attributable to Mondelēz International.

•	Schedule 3 provides reconciliations between the recast diluted EPS attributable to Mondelēz International (GAAP) and recast Adjusted EPS (non-GAAP).

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. For additional information regarding our non-GAAP financial measures, see Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this Current Report on Form 8-K.

99.1	Financial schedules – Unaudited GAAP and Non-GAAP Financial Information.

99.2	Non-GAAP Financial Measures – Additional Information.

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Executive Vice President and Chief Financial Officer

Date: July 9, 2020

4